#

Exhibit 10.3

An Agreement

 that was signed on the ___ day of the month of ______ in the year 2006

Between:	Unity Wireless Microwave Systems Ltd.
(P.C. 513786632)
of Azrieli Center 3 Tel Aviv
	(hereafter: the "Company")	of the First Part;

and between:	Unity Wireless Corporation
Identifying number: 91-1940650
Address: Suite 415 – 1313 East Maple Street, Bellingham, WA 98225
(hereafter: the "Guarantor ")
of the Second Part;

and between:	Bank Hapoalim B.M.
(hereafter: the "Bank ")
of the Third Part;

(hereafter: the "Parties");

Whereas:

Avantry Ltd. (512386798) (hereafter: "Avantry") has, from time to time, received credit and other banking services of different sorts from the Bank as specified below in this Agreement (hereafter: the "Bank Credit");'

and whereas	To secure the return of the Bank Credit, Avantry has registered a current lien in favor of the Bank on all its assets (hereafter: the "Current Lien on Avantry's Assets");
and whereas:

Avantry has asked to enter into a merger agreement with the Company pursuant to the Companies Law, 5759 – 1999, according to which Avantry will merge as mergee company with the Company as the mergor company and pursuant to which all the assets and rights and all the debts and undertakings of Avantry will be transferred to the Company (hereafter: the "Merger Agreement");

and whereas:

According to the terms of the Current Lien on Avantry's Assets, a change in the structure of Avantry, including its merger as a mergee company in another company as stated in the Merger Agreement is subject to the prior consent in writing of the Bank (hereafter: the "Bank's Approval of the Merger");

and whereas:	The Company is a subsidiary company owned entirely by the Guarantor;
and whereas:

In order to obtain the Bank's Approval of the Merger, the Company has registered a first degree current lien on all the Company's assets, that is unlimited in amount, in the customary wording of the Bank to guarantee the repayment of the existing and/or future obligations of the Company to the Bank (hereafter: the "Current Lien");

and whereas:

In order to obtain the Bank's Approval of the Merger, the Guarantor signed a permanent guarantee in favor of the Bank that is limited to the principal amount of US$ 1,000,000 (One Million United States Dollars) to guarantee all the Company's existing and future debts and undertakings to the Bank (hereafter: the "Guarantee");

and whereas:

In order to obtain the Bank's Approval of the Merger, the Guarantor and the Company undertook and declared that other than Avantry's debts and undertakings to the Bank that are to be transferred to the Company pursuant to the Merger Agreement that before the Merger the Company has and will have no debts and/or undertakings to any third party in excess of an accumulated amount of 20,000 US Dollars (twenty thousand US Dollars);

and whereas:	Subject to and in reliance on the declarations and undertakings of the Company and the Guarantee as aforesaid, the Bank grants the Bank's Approval of the Merger;
and whereas:

Before the date on which this Agreement was signed, the merger between Avantry and the Company was completed (hereafter: the "Merger") and all the assets, rights, debts and obligations of Avantry to the Bank were transferred in the context of the Merger to the Company and a certificate testifying to the completion of the Merger was issued by the Companies Registrar;

and whereas:

The Company and the Guarantor approached the Bank with a request to obtain the Bank's approval to regulate the Company's obligations and undertakings to the Bank as specified below in this Agreement (hereafter: the "Request of the Company and of the Guarantor");

and whereas:	The Bank is willing to allow the Request of the Company and of the Guarantor, on the terms specified below in this Agreement;
and whereas:

The signatories in the margins of this Agreement, as shareholders in Avantry, were before the merger all the Avantry shareholders that are eligible to receive a share of the proceeds of the sale (as defined below) (hereafter: the "Avantry Shareholders");

and whereas:

In accordance with the terms of the Merger Agreement, the Avantry Shareholders transferred all their shares in Avantry to the Guarantor, in consideration of a future payment that will be given to the Avantry Shareholders, in the overall sum of $ 1,750,000 (one million, seven hundred and fifty thousand US Dollars) that will be paid to the Avantry Shareholders, in accordance with the terms of the debentures that form an appendix to the Merger Agreement (hereafter: the "Debentures") and in consideration of options to the Avantry Shareholders to purchase 600,000 of the Guarantor's ordinary shares in the sum of 40 cents a share (hereafter: the "Options") all this being on the terms specified in the Merger Agreement (hereafter: the "Consideration of the Sale");

It is therefore declared, stipulated and agreed, between the Parties as follows:

1.

General

1.1

The Preamble to this Agreement and its Appendices form an inseparable part hereof.

1.2

The headings to the clauses are provided solely for purposes of convenience and they should not be used in the interpretation of this Agreement.

2.

Acknowledgment of the Debt

2.1

The Company's debts and undertakings, according to the Bank's ledgers, as at April 9, 2006 amount to a total sum of NIS4,336,911.37 (941,987.70US Dollars) (exclusive of interest on a current drawing account in new shekels commencing on April 1, 2006 and a foreign currency current account commencing on April 1, 2006) as specified below:

2.1.1

Foreign currency current account –  credit balance;

2.1.2

Foreign currency loans - NIS 4,153,239.63  ($902,093.75):

2.1.3

Bank Guarantee – NIS 183,671.74 ((hereafter: the "Bank Guarantee ");

(hereafter jointly and severally: the "Company's Debts to the Bank");

2.2

The Company and the Guarantor inform the Bank and confirm that they acknowledge the Company's Debts to the Bank as defined above in this Agreement, that they have inspected them and found them to be accurate and that neither of them have any complaints and/or claims in relation to the above Debts and/or in relation to their debits and other actions taken in connection with the Company's Debts.  In addition, the Company and the Guarantor confirm the validity of the documents on the basis of which the credit was made available to the Company by the Bank.

2.3

The Company and the Guarantor inform the Bank and confirm that they have inspected all the interest debits and/or credits (including their regular and excess rates) to the Company's accounts, and in respect of the Company's various obligations and found them to be accurate and that neither of them have or will have any complaints in regard to the various interest rates as above, including, the dates of change, the method of its calculation, the manner and date of notices thereof, the manner and date of the debit in relation thereto and the manner of repayment of the Company's credit of any sort.

2.4

The Company and the Guarantor inform the Bank and confirm that they  acknowledge the term and validity of all documents of any sort that they have signed from time to time in favor of the Bank including and without derogating from the general nature of that stated, Debentures, deeds of mortgage, mortgages, third party letters of guarantee to guarantee the Company's Debts and other surety documents in favor of the Bank and that they have and shall have no complaint as to inconsistency, validity, time limitations, deception or other complaint in connection with these documents.

3.

Payments of the Arrangement and the Loans Arrangement

3.1

Subject to the accuracy of the declarations and representations of the Company and the Guarantor as specified in this Agreement and subject to the creation of the current lien, as stated above in the Preamble to this Agreement and also subject to the creation of the Guarantee subject to that stated below in clause 5.2 of this Agreement, the Bank hereby grants its consent to the application of the Company and the Guarantor to place a loan as specified below, in account number 380479 at the Shaul Hamelech branch (number 532) that shall be conducted in the name of the Company starting upon Closing of the Merger (hereafter: the "Account").

3.2

A loan in US Dollars in the sum of $ 900,000 (nine hundred thousand US Dollars) bearing annual interest at the LIBOR rate + 2.5% to March 31, 2007, that will be repaid in payments of principal and interest as specified below:

3.2.1

The loan principal will be repaid in installments as specified below:

3.2.1.1

On June 30, 2006, a sum of $ 100,000 (one hundred thousand US Dollars)

3.2.1.2

On September 30, 2006, an additional sum of $ 96,500 (ninety six thousand five hundred US Dollars)

3.2.1.3

On September 30, 2006, an additional sum of $ 53,500 (fifty three thousand five hundred US Dollars)

3.2.1.4

On December 31, 2006, an additional sum of $ 150,000 (one hundred and fifty thousand US Dollars)

3.2.1.5

On March 31, 2007, an additional sum of $ 500,000 (five hundred thousand US Dollars)

3.2.2

The interest on the loan will be paid in four consecutive quarterly installments, starting on June 30, 2006 and ending on March 31, 2007 and the unpaid balance of the loan will be paid to the Bank on the dates specified below:

3.2.2.1

June 30, 2006.

3.2.2.2

September 30, 2006.

3.2.2.3

December 31, 2006.

3.2.2.4

March 31, 2007.

The other terms of the loan are as specified in the letter of undertaking to repay the loan that will be signed by the Company, in the Bank's customary wording.

3.3

Without prejudice to and/or derogating from any of the provisions of this Agreement above and below, it is hereby made clear that placement of the loan as specified in this clause 3.1 is contingent on the fact that all the required documents for its placement are signed at the discretion of the Bank and in the Bank's customary wording.

3.4

The Company undertakes to return the Bank Guarantee to the Bank and duly to cancel it without any amount being demanded in pursuance thereof.  If any amount is demanded on the basis of the Bank Guarantee, the Bank may, without derogating from any other of its existing rights in law and/or in an agreement and at its discretion, offset against any amount that is demanded as stated the amounts deposited with the Bank by the Company including from the deposit fund in the amount of NIS 184,152.32(balance as of April 9, 2006) deposited in an account and pledged in a fixed first degree lien in favor of the Bank in an unlimited amount to secure the obligations and undertakings of the Company to the Bank (hereafter: the "Pledged Deposit").  Without derogating from any right available to the Bank on the basis of any of the documents of commitment between the Company and the Bank, including the documents pursuant to which the lien was created on the Pledged Deposit, the Company hereby irrevocably instructs the Bank to use all or part of the Pledged Deposit as may be the case, to cover any debt of the Company to the Bank that is created as a result of the demand of any amount on the basis of the Bank Guarantee, all this being at the discretion of the Bank.

4.

The Purpose of the Loan

4.1

The loan referred to above in clause 3.1 (hereafter: the "Loan") will be used solely and exclusively for the repayment/reduction of the Company's obligations to the Bank Account.

4.2

On signing this Agreement, the Company instructs the Bank to act as stated in clause 4 above and to pay the debts of the Company to the Bank with the consideration of the Loan immediately after placing it in the Account, as specified above in clause 4.

4.3

It is hereby made clear that the Bank's obligation to grant credit, including the Loan pursuant to this Agreement is subject to the fact that there is no legal and/or other impediment thereto, including on the basis of the provisions of the Bank of Israel or any other lawful authority.

5.

Sureties

5.1

All the sureties and guarantees, including current liens, fixed liens, mortgage deeds, mortgages, pledge and assignment of rights and letters of guarantee that the Company and/or the Guarantor and/or other third parties created in favor of the Bank to guarantee the Company's obligations and undertakings to the Bank will remain unchanged and will continue to secure all the Company's obligations and undertakings to the Bank, including the obligations, undertakings and the loan pursuant to this Agreement.

5.2

In addition, without derogating from that stated above in clause 5.1, it is hereby agreed that in order to secure the Company's obligations to the Bank in an unlimited amount, whether existing and/or in future and including the obligations pursuant to this Agreement, the Guarantor has signed the Guarantee.

6.

Reports and Undertakings

6.1

The Company and the Guarantor declare and undertake that, as at the date of signing this Agreement, other than the Company's obligations to the Bank, the Company has no obligations and/or undertakings to any third party excess of an accumulated amount of 20,000 US Dollars (twenty thousand US Dollars). Affidavits given by Dror Wartman and Noam Goren, as authorized signatories of the Company attest as to the accuracy of that stated above in this clause, 6.1, and are attached to this Agreement and marked as "Appendix 6.1".

6.2

The Company and the Guarantor declare and undertake that as long as the Company owes any amount whatsoever to the Bank in respect of the Company's obligations to the Bank as defined above and/or in respect of any obligations and undertakings and/or loans and/or other authorizations of any sort that are available and/or that may be made available to the Company by the Bank including on the basis of this Agreement as above, they will forward the reports and information to the Bank as specified below:

6.2.1

No later than April 30 in each year, the Company's annual financial statements prepared in accordance with accepted accountancy principles, to December 31 of the previous year, and audited by the accountant of the Company;

6.2.2.

No later than 60 days after each calendar quarter, quarterly financial statements of the Company prepared by the management of the Company. In the event that such quarterly statements will not be prepared by the Company, the Company will furnish the Bank quarterly financial statements of the Guarantor;

6.3

The Company undertakes that from the date of signing this Agreement until all the Company's obligations and undertakings have been fully repaid to the Bank, including on the basis of the credit that was made available to the Company according to the provisions of this Agreement, that no dividends and/or profits will be distributed in any manner to the shareholders of the Company and no funds will be transferred to the Company shareholders and/or to their related entities, whether directly or indirectly.

6.4

The Guarantor undertakes that from the date of signing this Agreement until all Company's obligations and undertakings have been fully repaid to the Bank, including on the basis of the loan to the Company according to the provisions of this Agreement, neither the Guarantor nor those acting on behalf of the Guarantee will transfer funds and/or assets and/or any rights, whether directly or indirectly, to the Avantry shareholders and/or to their related entities, including on account of the consideration of the sale, without the prior consent of the Bank in writing, other than the Options and/or the shares that derive from exercise of the Options and other than as specified below:

6.4.1

Payment of a sum of 200,000 (two hundred thousand US Dollars) to the Company shareholders on account of the consideration of the sale on the basis of the Debenture, this being subject to and after the dates of payments stated in clauses 3.2.1.1 and 3.2.1.2 have been made in full as well as all payments of interest as stated in .3.2.2..1 and 3.2.2.2.

6.4.2

Payment of a sum of  1,550,000 (one million, five hundred and fifty thousand US Dollars) to the Company shareholders that constitutes the balance of the consideration of the sale on the basis of the Debentures this being subject to and after the dates of payments as aforesaid – in clause 3.1 above in full and on their due dates and subject to the fact that the Company has complied with all its undertakings as stated in this Agreement, including cancellation of the Bank Guarantee without any amount being demanded in pursuance thereof.

6.4.3

In the event that the Bank should grant its express consent in writing to the deferment of the repayment of the loan beyond March 31, 2007, the restrictions that apply to the Company on the basis of this clause 6.3 will expire after March 31, 2007 even if the Company has not yet repaid the loan to the Bank at that date.  It is made clear that the above contents of this clause do not obligate the Bank to consent in any manner to any deferment of the date of repayment of the loan as stated above.

6.5

The Company undertakes that from the date of signing this Agreement and until the Company's obligations and undertakings to the Bank have been fully met including on the basis of the credit that is made available to the Company pursuant to the provisions of this Agreement, no Company shares will be allocated and/or sold and/or transferred without the prior consent of the Bank in writing.

7.

Waiver of Complaints

7.1

The Company and the Guarantor hereby declare and undertake that they have no claim and/or complaint and/or demand of any sort and that they waive any such claim and/or complaint and/or demand against the Bank and/or subsidiary companies and/or associated companies and/or against any of their employees in respect of the relations between them and those nominated in this clause, including but without derogating from the general nature of the aforesaid, in connection with any actions taken on the Company's accounts, interest calculations, commissions and expenses or in connection with Company investments made with the Bank or in all that is connected with savings deposits or securities or a service stipulation on a service, and all this for the period  that preceded this Agreement.

7.2

The Company and the Guarantor hereby undertake not to make any objection and not to create any interference and/or delays of any sort in the event that the Company does not comply to the letter with the terms of this Agreement or any of the terms of the various letters of undertaking that it signed and/or will sign within the context of this transaction with the Bank, and the Bank will institute legal proceedings against them or any of them including realizing of all or part of the assets pledged in favor of the Bank, in respect of the Company’s obligations and undertakings to the Bank.

8.

Miscellaneous

8.1

The Company hereby declares and confirms that it has adopted all the resolutions required for the performance of this Agreement and that it has authorized Messrs. Dror Wertman and Noam Goren to sign this Agreement in the name of the Company with the addition of the Company's stamp as well as any other document in connection with this Agreement that is required for its performance.

8.2

The Guarantor hereby declares and confirms that it has adopted all the resolutions required for the performance of this Agreement and that it has authorized Messrs. ________________ and __________________ to sign this Agreement in the name of the Company with the addition of the Company stamp as well as any other document in connection with this Agreement that is required for its performance.

8.3

The Bank's waiver of any prior breach of or of non-compliance with one or more of the terms of this Agreement will not be deemed a justification or a pretext for a further breach or further non-compliance with any of the terms of this Agreement.  Without derogating from the general nature of the aforesaid, no waiver, compromise or other arrangement on the part of the Bank will bind the Bank unless made in writing and signed by the Bank.

8.4

It is hereby made explicitly clear that the undertakings specified in this Agreement do not derogate from any undertaking of the Company and/or of the Guarantor towards the Bank or from any right conferred on the Bank towards the Company and/or the Guarantor in accordance with the agreements that were signed and/or that may be signed by any of them or according to law.

8.5

It is hereby made clear that this Agreement supplements all that stated in other documents that were signed between the Company and/or the Guarantor and the Bank and does not derogate from them and that any right of the Bank in accordance with the documents that the Company and/or the Guarantor have signed or in law is reserved, absolutely.

8.6

If this Agreement is signed by two or more debtors, they are each jointly and severally liable for the fulfillment of all the undertakings contained herein.

8.7

It is agreed that this Agreement does not create any rights in favor of any third party.

8.8

It is hereby made clear, to dispel any doubt, that the Company and/or the Guarantor may not transfer, endorse, sell, pledge, assign or make any other use of the rights pursuant to this Agreement without first obtaining the written consent of the Bank.

8.9

Handling fees in the sum of NIS 7,030 for drafting this Agreement and the guarantee documents for the credit made available to the Company by virtue thereof will apply to and be paid by the Company by the date on which the loan is made available to the Company.

[The remainder of this page has been intentionally left blank]

#

And in witness where we have set our hands on the date specified above:

_________________

___________________

_________________

Bank HaPoalim Ltd.

    The Company

     The Guarantor

Attorney's Authorization

I, the undersigned, Gil Lev Adv., am the attorney of the Unity Wireless Microwave Systems Ltd. (hereafter: the "Company") and confirm that Messrs. Dror Wertman and Noam Goren  the above signatories in the name of the Company were authorized by the Company by a decision of the Board of Directors that was duly convened in accordance with the constituting documents of the Company to sign this Agreement and the credit and loan documents that will be made available by virtue thereof in the name of the Company, including the declarations and undertakings in pursuance thereof, and that their joint signatures together with the Company stamp bind the Company to all intents and purposes.

________________

Lawyer

Attorney's Authorization

I, the undersigned, ______________ Adv., am the attorney of the Unity Wireless Corporation (hereafter: the "Guarantor") and confirm Messrs. _________________ , I.D. ___________________ and _________________ , I.D. ___________________  the above signatories in the name of the Guarantor were authorized by the Guarantor by a decision of the Board of Directors that was duly convened in accordance with the constituting documents of the Guarantor to sign this Agreement and the credit and guarantee documents that will be made available by virtue thereof in the name of the Guarantor including the declarations and undertakings in pursuance thereof, and that their joint signatures together with the company stamp bind the Guarantor to all intents and purposes.

The above attorney’s authorization is given subject to and is limited by and as provided in an opinion of counsel by Law Offices of Oscar Folger addressed to Bank Hapoalim B.M., dated _________, 2006.

________________

Lawyer

We the undersigned shareholders in Avantry Ltd., after having read the above Appendix to the Agreement declare as follows:

We are aware and agree to the fact that from the date on which the above Agreement is signed by the Parties thereto and until the Company's debts to the Bank have been paid in full and all the Company's undertaking by virtue of the loan that will be made available to the Company have been met in accordance with the above Agreement and that will not exceed the sum of US $ 1,220,000 (as at March 8, 2006) with the addition of the interest that may accrue until the date of absolute and final repayment,  no funds and/or assets and/or any rights including on account of the consideration of the sale will be transferred to us and/or to our related entities by the Guarantor and/or those acting on behalf of the Guarantor without the prior consent of the Bank in writing other than the Options and/or shares that derive from exercise of the Options and other than as specified in clause 6.4.1 and 6.4.2 of the above Agreement.  This consent on our part does not form any consent on our part to guarantee the loan and the Company's obligations to the Bank and/or any other obligation of the Company to the Bank, whether created before or after the date of this Agreement.

And in witness whereof, we have set our hand:

Name	Identity Number	Date	Signature
Clal Electronics Industries Ltd.	52-003287-1
Clal Venture Capital Fund L.P.	55-001398-1
ECI Telecom Ltd.	52-003287-1
Ascend Technology Ventures LP.	Foreign partnership
RDC Rafael Development Corporation Ltd.	51-177276-6
Discount Investment Corporation Ltd.	52-002389-6
Elron Electronic Industries Ltd.	52-002803-6
Formula Ventures L.P.	Foreign partnership
Formula Ventures (Israel) L.P.	55-001780-0
FV- PEH L.P	Foreign partnership
H.B. Radio Investment L.P.	55-001703-2
Challenge Fund L.P.	Foreign partnership
Far East Finance Ltd.	Foreign partnership
AVIX Investments Ltd.	51-208270-2